Exhibit 5

                         NOMURA PACIFIC BASIN FUND, INC.

                             DISTRIBUTION AGREEMENT

      AGREEMENT made as of the __day of __________, 1999 between NOMURA PACIFIC BASIN FUND, INC., a Maryland corporation (the "Corporation"), and NOMURA SECURITIES INTERNATIONAL, INC., a New York corporation (the "Distributor").

                              W I T N E S S E T H:

      WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of the Corporation to offer its shares for sale continuously; and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Corporation and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of common stock of the Corporation which may be offered in one or more series (each a "Fund") consisting of one or more classes (the "Classes") of shares (the "Shares").

      NOW, THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Distributor. The Corporation hereby appoints the Distributor as its agent to offer to the public Shares of the Corporation, as described and set forth in one or more exhibits to this Agreement.

      Section 2. Offering of Shares of the Corporation.

      a. The Corporation will commence an offering of its Shares, and thereafter the Distributor shall offer those Shares of the Corporation necessary to fill unconditional orders for such Shares placed with the Distributor by eligible investors or securities dealers. Investors eligible to purchase Shares shall be those persons so identified in the currently effective prospectus and statement of additional information of each Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such Shares.

      b. The Shares are to be offered by the Distributor to investors at the public offering price, as set forth in Section 2(c) hereof, and by securities dealers having agreements with the Distributor (the "selected dealers") upon the terms and conditions set forth in Section 6 hereof.

      c. The public offering price(s) of the Shares, i.e., the price per Share at which the Distributor or selected dealers may offer Shares to the public, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such Shares, but not to exceed the net asset value, plus any sales charge which may be approved by the Board of

Directors of Corporation and set forth in the prospectus. Shares may be sold to certain Directors, officers and employees of the Corporation and its affiliates, and to certain other persons described in the prospectus and statement of additional information, without a sales charge or at a reduced sales charge, upon terms and conditions set forth in the prospectus and statement of additional information relating to such Shares. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Corporation hereunder shall be made in the manner set forth in Section 2(f).

      d. The net asset value of Shares shall be determined by the Corporation or any agent of the Corporation in accordance with the method set forth in the prospectus and statement of additional information of the Corporation and guidelines established by the Directors.

      e. The Corporation shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 3(b) hereof. The Corporation shall also have the right to suspend the sale of its Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of the Corporation, makes it impracticable or inadvisable to sell the Shares.

      f. The Corporation, or any agent of the Corporation designated in writing by the Corporation, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Corporation; provided, however, that the Corporation will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares. The Corporation (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Corporation (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to the Corporation in New York Clearing House funds. The Distributor agrees to use its commercially reasonable best efforts to cause such payment and such instructions to be delivered promptly to the Corporation (or its agent). In the event that payment is not received after an order is accepted and Shares have been issued, and payment has not been received from the selected dealer that placed the order, the Distributor agrees that it will be responsible for any resulting loss suffered by the Corporation. Unless the Distributor and the Corporation agree otherwise in writing, no securities dealer may serve as a selected dealer for the Corporation unless such dealer is a member in good standing of the National Securities Clearing Corporation (the "NSCC").

      Section 3. Repurchase or Redemption of Shares by the Corporation.

      a. Any of the outstanding Shares may be tendered for redemption at any time, and the Corporation agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in its Articles of Incorporation, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information. The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the provisions of
Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information relating to such Shares. All payments by the Corporation hereunder shall be made in the manner set forth below. The redemption or


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

repurchase by the Corporation of any of the Shares purchased through the Distributor will not affect the sales charge secured by the Distributor or any selected dealer in the course of the original sale except that, consistent with the requirements of Section 2830(h) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), if (i) any Shares sold by the Distributor are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, or (ii) the Distributor is notified that shares sold by a selected dealer have been tendered for redemption or repurchased within seven business days after the date of the confirmation of the original purchase, the Distributor shall forthwith refund to the applicable Fund the Distributor's share of the sales charges on the original sale plus the full concession, if any, allowed to the selected dealer on the original sale and refunded to the Distributor.

      The Corporation shall pay the total amount of the redemption price as defined in the above paragraph in New York Clearing House funds on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of shares shall be paid by the Corporation as follows: (i) any applicable CDSC shall be paid to the Distributor, and (ii) the balance shall be paid to or for the account of the shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

      b. Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

      Section 4. Duties of the Corporation.

      a. The Corporation shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Corporation, and this information shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Corporation by independent public accountants. The Corporation shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

      b. The Corporation shall take, from time to time, but subject to any necessary approval of the shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Shares as reasonably may be expected to be offered through the Distributor.

      c. The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve. Any such qualification may be withheld, terminated or withdrawn by the Corporation at any time in its discretion. As provided in Section


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

8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Corporation. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualification.

      d. The Corporation will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Corporation.

      Section 5. Duties of the Distributor.

      a. The services of the Distributor to the Corporation hereunder are not to be deemed exclusive, and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby. It is understood and agreed that the Distributor shall act as agent of the Corporation under this Agreement, and that the Distributor is in no way responsible for the Corporation's conduct or for any of its acts or omissions in connection therewith.

      b. Neither the Distributor nor any selected dealer, as defined in Section 6 hereof, nor any other person is authorized by the Corporation to give any information or to make any representations, other than those contained in the registration statement or related prospectus and statement of additional information and any sales literature specifically approved by the Corporation (including, without limitation, information provided by the Corporation under Section 4(a) of this Agreement).

      c. The Distributor shall adopt and follow procedures for the confirmation of sales to investors and selected dealers, the collection of amounts payable by investors and selected dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

      Section 6. Selected Dealer Agreements. The Distributor shall have the right to enter into dealer agreements with selected dealers of its choice (providing that they are members in good standing of the NSCC) for the sale of Shares and fix therein the portion of the sales charge which may be allocated to the selected dealers; provided that the Corporation shall approve the forms of agreements with selected dealers and the dealer compensation set forth therein. The form of agreement with selected dealers to be used in the continuous offering of the Shares is attached hereto as Exhibit A.

      Section 7. Payment of Expenses.

      a. The Corporation shall bear all costs and expenses of the Corporation, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to shareholders (including, but not limited to, the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).


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

      b. The Distributor shall be responsible for any payments made to selected dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to selected dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by selected dealers in connection with the offering of the Shares to the public and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as a Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act relating to a Class of Shares remains in effect, any expenses incurred by the Distributor hereunder in connection with account maintenance activities relating to such Shares may be paid from amounts recovered by the Distributor from the Corporation under such plan.

      c. The Corporation shall bear the cost and expenses of qualification of the Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Corporation as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 4(c) hereof and the cost and expenses payable to each such state or jurisdiction for continuing qualification therein until the Corporation decides to discontinue such qualification pursuant to Section 4(c) hereof.

      Section 8. Indemnification and Contribution.

      a. The Corporation shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the cost of investigating or defending any alleged loss, liability, claim, damage or expense and counsel fees incurred in connection therewith), as incurred, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to shareholders of the Corporation, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Corporation in writing in connection therewith by the Distributor specifically for use therein; provided, however, that in no case (i) is the indemnity of the Corporation in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Corporation or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Corporation to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such


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

controlling persons, as the case may be, shall have notified the Corporation in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Corporation of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Corporation will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Corporation elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to, and in the sole discretion of, the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Corporation elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them (other than local counsel), but in case the Corporation does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Corporation shall promptly notify the Distributor of the commencement of any litigation or proceedings against the Corporation, any Fund or Class or any of the Corporation's officers or Directors in connection with the issuance or sale of any of the Shares.

      b. The Distributor shall indemnify and hold harmless the Corporation and each of its Directors and officers and each person, if any, who controls the Corporation against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Corporation in writing by the Distributor specifically for use in the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Corporation or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Distributor, by the provisions of subsection (a) of this Section 8.

      c. If the indemnification provided for in this Section 8 is unavailable to, or insufficient to, hold harmless an indemnified party under subsection (a) or (b) of this Section 8 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by each indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Corporation on the one hand and the Distributor on the other hand from the offering of the Shares. The relative benefits received by the Corporation on the one hand and the Distributor on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares to which the losses, claims, damages, liabilities or expenses relate received by the Corporation bear to the sales charges retained by the Distributor in connection with the sale of such Shares. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsections (a) and (b) of this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending


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

any such action or claim. Notwithstanding the foregoing, in no event will the Distributor be liable for an amount in excess of the portion of the front-end sales charge retained by the Distributor on the sale of the Shares which gave rise to the action.

      Section 9. Standard of Care. Except to the extent a more stringent standard is required by the Investment Company Act or the rules, regulations or interpretations thereunder, the Distributor shall not be liable to the Corporation for any act or omission by the Distributor except for acts or omissions involving willful misfeasance, bad faith, gross negligence or reckless disregard of the duties imposed by this Agreement.

      Section 10. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force for two years from such date and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors or by the vote of a majority of the outstanding voting securities of the Corporation and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, by the Directors or by vote of a majority of the outstanding voting securities of the Corporation, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

      Section 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the Corporation and (ii) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 12. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        NOMURA PACIFIC BASIN FUND, INC.


                                        By ________________________________
                                        Name:
                                        Title:


                                        NOMURA SECURITIES INTERNATIONAL, INC.


                                        By ________________________________
                                        Name:
                                        Title:


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

                      NOMURA SECURITIES INTERNATIONAL, INC.
                            2 World Financial Center
                             New York, NY 10281-1198

                                Dealer Agreement

Ladies and Gentlemen:

      We act as Distributor for the open-end investment companies (hereinafter referred to collectively as the "Funds" and individually as a "Fund") that are or will be series of NOMURA PACIFIC BASIN FUND, INC. (the "Corporation"), and act as principal underwriter, as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), for such Funds. We hereby invite you to act as dealer to distribute shares of the Funds, as a member of the Corporation's selling group (the "Selling Group"), on the following terms:

      1. NASD Membership and Broker-Dealer Registration. This agreement (the "Agreement") is conditioned upon your representation and warranty that you are a member of the National Association of Securities Dealers, Inc. (the "NASD") and that you will continue to maintain membership in the NASD, and that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended. You agree to abide by the rules and regulations of the Securities and Exchange Commission and the NASD, including, without limitation, Section 2830 of the NASD's Conduct Rules, all of which are incorporated herein as if set forth in full. You and we further understand and agree that you will not be entitled to any compensation during any period in which you have been suspended or expelled from membership in the NASD.

      2. Offering Procedures. You and we understand and agree that you will offer and sell shares of a Fund only in accordance with the terms and conditions of that Fund's then current prospectus, statement of additional information and any authorized supplemental material supplied by us, and no person is authorized to make any representation relating to the shares of any Fund, except those contained in the Fund's then current prospectus, statement of additional information or any authorized supplemental material supplied by us. Additional copies of a Fund's then current prospectus and statement of additional information are and will be available on written request. You and we further understand and agree that you will use your best efforts in the development and promotion of sales of shares of a Fund or Funds, and you will be responsible for the proper instruction and training of all sales personnel employed by you in order that the shares of the Funds will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations.

      3. Order Procedures. Orders received from you will be accepted only at the public offering price applicable to each order, as described in the current Fund prospectus at the time of the acceptance of the order. Procedures relating to the handling of orders will be subject to instructions which we shall forward from time to time to you. All orders are subject to acceptance or rejection by the Corporation in its sole discretion. No conditional order will be accepted on any basis other than a definite price. You and we understand and agree that you are acting as agent of the Corporation and the Funds under this Agreement and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith.

      You agree to place orders received from your customers as soon as practicable after your receipt of such orders. You further agree that you will not withhold placement of orders in order to profit from such withholding; e.g., by a change in the net asset value from that used in determining the public offering price to your customers.

      4. Sales Charges and Dealer Concessions. You and we agree that the applicable sales charge (whether assessed on a front-end or deferred basis) and dealer concession pertaining to any sale of Fund shares will be in an amount as set forth in the then current prospectus of that Fund. Additionally, you and we agree that the applicable sales charge and dealer concession pertaining to sales of any Fund shares pursuant to a right of accumulation, a letter of intention, or other circumstance permitting a reduction or waiver of any applicable sales charge or dealer concession will be in an amount as set forth in the then current prospectus of such Fund.

      5. Rule 12b-1 Plan Payments. The provisions of this Paragraph 5 are applicable to each of the Funds which have adopted or which may, in the future, adopt a plan or plans pursuant to Rule 12b-1 under the Investment Company Act (each a "Plan"). With respect to each such Fund whose shares are sold pursuant to this Agreement:

            a. The provisions of this Paragraph 5 have been approved by a majority of the Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of any Plan or any of its related agreements (the "non-interested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders whose shares are subject to that Plan.

            b. The Plan has been approved by a vote of at least a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act, which securities are subject to that Plan.

            c. As agent of each such Fund, we agree to pay you, or to arrange for payment to you, pursuant to the Fund's applicable Plan.

            d. You shall furnish us (or our designee) and the relevant Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Paragraph 5.

            e. You understand and agree that a written report of the amounts expended under the Plan by us, including any payments made to you, and the purposes for which such expenditures were made, will be furnished to the Directors of the Fund, for their review, on a quarterly basis.

            f. The provisions of this Paragraph 5 may be terminated by the vote of a majority of the non-interested Directors, or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice without payment of any penalty. Such provisions will be terminated by any act which terminates either the Corporation's Distribution Agreement with us or this Dealer Agreement and shall terminate immediately in the event of the assignment, as that term is defined in the Investment Company Act, of this Dealer Agreement.

            g. The provisions of the Distribution Agreement between the Corporation, on behalf of the Funds, and us, insofar as they relate to any Plan, are incorporated herein by reference. The provisions of this Paragraph 5 shall continue in full force and effect only so long as the continuance of the relevant Plan and these provisions are approved at least annually by a vote of the Directors, including a majority of the non-interested Directors, cast in person at a meeting called for the purpose of voting thereon.

      6. Required Payment for Shares. Payment for shares of a Fund sold through you shall be made on or before the settlement date specified in our confirmation by federal funds wire or by check payable to "Nomura Pacific Basin Fund, Inc.", c/o State Street Bank and Trust Company, P.O. Box 8119, Boston, MA 02266-8119, telephone number 1-800-680-1836, transfer agent for the Corporation (the "Transfer Agent"). The Corporation has reserved the right to delay payment of redemption proceeds until the earlier of (i) seven (7) days from the date of payment by wire or check of the purchase price of the Shares being redeemed or
(ii) the date the Corporation receives notification from the Transfer Agent such wire is received or such check has cleared. If such payment for Shares is not received, we and the Corporation reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the shares ordered back to that Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by that Fund resulting from your failure to make payment as aforesaid.

      7. Redemption of Shares Within Seven Days of Purchase. If any shares sold through you under the terms of this Agreement are repurchased or liquidated by a Fund, or are tendered for liquidation by a Fund, within seven (7) business days after confirmation of the original order, then, consistent with the requirements of Section 2830(h) of the NASD's Conduct Rules, you will forthwith refund to the applicable Fund your share of the sales charges on the original sale, and we will forthwith refund to that Fund our share of the full concession allowed to us on the original sale. You will notify us of such repurchase or liquidation within ten
(10) days from the day on which written redemption requests and, if applicable, share certificates are delivered to us or to the Fund.

      8. Limitation on Authority as Selected Dealer. You and we understand and agree that, except as expressly provided in this Agreement, in no transaction will you have any authority to take any action or make any representation binding upon the Corporation, any Fund, us or any other member of the Selling Group.

      9. Funds Offering Multiple Classes of Shares. With respect to Funds offering multiple classes of shares subject to differing sales charges, you and we understand and agree that you are solely responsible for the recommendation by your sales personnel to your customers of the purchase or sale of shares of any class of shares of any Fund and the suitability of such purchase or sale for the customer involved.

      10. State Securities Qualification. You will not offer shares of any Fund for sale in any state where such Fund is not qualified for sale under the blue sky laws and regulations of such state or where you are not qualified to act as a dealer, except for states in which the Fund or you are exempt from qualification.

      11. Taxpayer Identification Numbers. In order to enable the implementation of any required backup withholding, you agree to obtain any taxpayer identification number certification from your customers required by the Internal Revenue Code and to provide the Transfer Agent with timely written notice of any failure to obtain such certification.

      12. Amendments. The Corporation reserves the right in its discretion and we reserve the right, in our discretion and without notice to you or to any members of the Selling Group, to suspend sales of any Fund, to withdraw the offering of any Fund, to change the offering price of any Fund, or to amend, modify or cancel this Agreement and concessions, discounts or commissions at any time payable or allowable hereunder (including, without limitation, concessions or commissions on future periodic investments or reinvestments). This Agreement supersedes any prior agreement between us regarding these shares.

      13. Termination. This Agreement may be terminated by either of us, at any time, upon 30 days' written notice.

      14. Communications. All communications will be sent to us at our offices at Two World Financial Center, New York, New York 10281-1198, Attn:
____________________________. Any notice to you will be duly given if mailed or telegraphed to you at the address shown on this Agreement.

      15. Effectiveness. This Agreement will become effective as of the date it is executed and dated by you below.

      16. Governing Law. This Agreement and all the rights and obligations of the parties hereunder will be governed by and construed under the laws of the State of New York.

                                       NOMURA SECURITIES INTERNATIONAL, INC.


Dated: _____________                   By:______________________________________
                                          Name:
                                          Title:

Agreed and Accepted:

Dated: _____________                      ______________________________________
                                          Firm Name

                                       By:______________________________________

                                              Authorized Signature

                                              Print Name________________________

                                              Title_____________________________

                                              Address___________________________


Insurance Company?                            __________________________________

                                              City       State       Zip Code
|_|yes     |_|no
                                              __________________________________
                                              Telephone

                                              __________________________________
                                              NASD Broker/Dealer No.

                                              __________________________________
                                              Clear Trades through
                                              Broker/Dealer

                         NOMURA PACIFIC BASIN FUND, INC.

                             Pacific Basin Portfolio
                                 Class A Shares

      The following provisions are hereby incorporated and made part of the Distribution Agreement dated ______________, 1999, between Nomura Pacific Basin Fund, Inc. (the "Corporation") and Nomura Securities International, Inc. (the "Distributor") with respect to the above-designated class of shares (the "Class"):

1. The Corporation hereby appoints the Distributor to engage in activities principally intended to result in the sale of shares of the Class (the "Shares"). Pursuant to this appointment, the Distributor is authorized to select a group of dealers (the "selected dealers") to offer Shares at the current offering price thereof as described and set forth in the prospectus and statement of additional information of the Corporation relating to such Shares.

2. During the term of this Agreement, the Corporation will pay the Distributor for services pursuant to this Agreement, a monthly fee computed at the annual rate of 1/4 of 1% of the average daily net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. The Distributor may from time to time and for such periods as it deems appropriate reduce its compensation to the extent the Class expenses exceed such lower expense limitation as the Distributor may, by notice to the Corporation, voluntarily declare to be effective.

4. The Distributor will enter into separate written agreements with various selected dealers, a form of which is attached to the Distribution Agreement as Exhibit A, to provide certain of the services set forth in Paragraph 1 herein. The Distributor, in its sole discretion, may pay selected dealers a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor in its sole discretion.

5. The Distributor will prepare and deliver, or arrange for the preparation and delivery of, reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder, including amounts paid to selected dealers, if any, and the purpose for such expenditures.

      In consideration of the mutual covenants set forth in the Distribution Agreement, each party executes and delivers this Exhibit with respect to the above-designated Class as of the ____ day of _______, 1999.

                                        NOMURA PACIFIC BASIN FUND, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        NOMURA SECURITIES INTERNATIONAL, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                         NOMURA PACIFIC BASIN FUND, INC.

                             Pacific Basin Portfolio
                                 Class B Shares

      The following provisions are hereby incorporated and made part of the Distribution Agreement dated _______________, 1999, between Nomura Pacific Basin Fund, Inc. (the "Corporation") and Nomura Securities International, Inc. (the "Distributor") with respect to the above-designated class of shares (the "Class"):

1. The Corporation hereby appoints the Distributor to engage in activities principally intended to result in the sale of shares of the Class (the "Shares"). Pursuant to this appointment, the Distributor is authorized to select a group of dealers (the "selected dealers") to offer Shares at the current offering price thereof as described and set forth in the prospectus and statement of additional information of the Corporation relating to such Shares.

2. During the term of this Agreement, the Corporation will pay the Distributor for services pursuant to this Agreement, a monthly fee computed at the annual rate of 1% of the average daily net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

3. The Distributor may from time to time and for such periods as it deems appropriate reduce its compensation to the extent the Class expenses exceed such lower expense limitation as the Distributor may, by notice to the Corporation, voluntarily declare to be effective.

4. The Distributor will enter into separate written agreements with various selected dealers, a form of which is attached to the Distribution Agreement as Exhibit A, to provide certain of the services set forth in Paragraph 1 herein. The Distributor, in its sole discretion, may pay selected dealers a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor in its sole discretion.

5. The Distributor will prepare and deliver, or arrange for the preparation and delivery of, reports to the Board of Directors of the Corporation on a quarterly basis showing amounts expended hereunder, including amounts paid to selected dealers, if any, and the purpose for such expenditures.

      In consideration of the mutual covenants set forth in the Distribution Agreement, each party executes and delivers this Exhibit with respect to the above-designated Class as of the ____ day of ________, 1999.

                                        NOMURA PACIFIC BASIN FUND, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        NOMURA SECURITIES INTERNATIONAL, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                         NOMURA PACIFIC BASIN FUND, INC.

                             Pacific Basin Portfolio
                                 Class Z Shares

      The following provisions are hereby incorporated and made part of the Distribution Agreement dated _______________, 1999, between Nomura Pacific Basin Fund, Inc. (the "Corporation") and Nomura Securities International, Inc. (the "Distributor") with respect to the above-designated class of shares (the "Class"):

1. The Corporation hereby appoints the Distributor to engage in activities principally intended to result in the sale of shares of the Class (the "Shares"). Pursuant to this appointment, the Distributor is authorized to select a group of dealers (the "selected dealers") to offer Shares at the current offering price thereof as described and set forth in the prospectus and statement of additional information of the Corporation relating to such Shares.

2. The Distributor will enter into separate written agreements with various selected dealers, a form of which is attached to the Distribution Agreement as Exhibit A, to provide certain of the services set forth in Paragraph 1 herein. The Distributor, in it sole discretion, may pay selected dealers a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor in its sole discretion.

      In consideration of the mutual covenants set forth in the Distribution Agreement, each party executes and delivers this Exhibit with respect to the above-designated Class as of the ____ day of __________, 1999.

                                        NOMURA PACIFIC BASIN FUND, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        NOMURA SECURITIES INTERNATIONAL, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                      D-1